NEWS

Marriott International Reports Second Quarter 2026 Results

•Second quarter 2026 RevPAR1 increased 3.4 percent worldwide, with 5.0 percent growth in the U.S. & Canada and a 0.5 percent decline in international markets

•Second quarter reported diluted EPS totaled $2.90 and Adjusted diluted EPS totaled $3.19

•Second quarter reported net income totaled $766 million and Adjusted net income totaled $844 million

•Second quarter Adjusted EBITDA totaled $1,592 million

•The company added roughly 17,900 net rooms globally during the quarter and net rooms grew 4.5 percent from the end of the second quarter of 2025

•At the end of the quarter, Marriott’s worldwide development pipeline reached a new record and totaled nearly 4,200 properties and approximately 629,000 rooms, with 44 percent of pipeline rooms under construction including hotels that are pending conversion

•The company repurchased 3.0 million shares of common stock for $1.1 billion in the 2026 second quarter. Year-to-date through July 29, the company has returned approximately $2.6 billion to shareholders through dividends and share repurchases

For a summary of second quarter 2026 highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2026/2026-q2-earnings-infographic.pdf

BETHESDA, MD – August 3, 2026 - Marriott International, Inc. (Nasdaq: MAR) today reported second quarter 2026 results.

Anthony Capuano, President and Chief Executive Officer, said, “We delivered another quarter of excellent results, reflecting strong travel demand, the power of our brands, and sustained development momentum. Global RevPAR increased 3.4 percent in the second quarter, with continued ADR strength. In the U.S. & Canada, RevPAR rose 5 percent, driven by broad-based increases across chain scales and customer segments.

“International RevPAR declined 0.5 percent in the quarter, as headwinds from the conflict in the
1All occupancy, Average Daily Rate (ADR) and Revenue per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2026 and 2025 reflect properties that are comparable in both years.

Middle East more than offset solid RevPAR growth across our other international regions. In EMEA, RevPAR declined over 5 percent, with an increase in Europe outweighed by a 43 percent decline in the Middle East. APEC RevPAR increased over 5 percent, supported by solid leisure demand and robust intra-regional travel, while Greater China RevPAR increased over 3 percent, driven by strong performance across our luxury portfolio and key markets like Hong Kong, Taiwan and Hainan. With the outperformance in the second quarter and strong broad-based demand generally expected to continue, we are raising our full year expectation to 3 to 3.5 percent global RevPAR growth.

“Development activity remained strong, with record global signings in the first six months of the year. Our industry-leading global pipeline grew to approximately 629,000 rooms at quarter-end, up nearly 7 percent from the year-ago quarter. Conversions remained an important driver of growth, representing over a third of signings and 40 percent of openings in the first half of the year.

“The Marriott Bonvoy loyalty program, which grew to more than 295 million members at quarter-end, continues to drive demand, deepen member engagement and create value across our global portfolio. We recently executed new long-term agreements for our co-branded credit card program in the U.S. with JPMorgan Chase and American Express. These agreements further strengthen Marriott Bonvoy and deliver incremental value to our hotel owners, our cardholders and loyalty program members, and our shareholders.

“With our global scale, powerful portfolio of brands, industry-leading Marriott Bonvoy loyalty program, and dedicated associates, we are well positioned to meet the evolving needs of travelers seeking exceptional stays and memorable experiences. Supported by our robust pipeline and disciplined execution, we remain confident in our ability to deliver sustainable, long-term growth.”

Second Quarter 2026 Results
Franchise and base management fees totaled $1,366 million in the 2026 second quarter, a 14 percent increase compared to franchise and base management fees of $1,200 million in the year-ago quarter. The increase was primarily driven by higher co-branded credit card fees, rooms growth and higher RevPAR.

Incentive management fees totaled $212 million in the 2026 second quarter, compared to $200 million in the 2025 second quarter, driven by strong year-over-year growth in the U.S. & Canada, partially offset by declines in EMEA. Managed hotels in international markets contributed over half of the incentive fees earned in the quarter.

Owned, leased, and other revenue, net of owned, leased, and other expense2, totaled $49 million in the 2026 second quarter, compared to $78 million in the 2025 second quarter. The decline primarily reflected a $27 million property-related litigation accrual ($20 million after-tax impact and $0.08 per share after-tax) as well as lower termination fees.

Depreciation, amortization, and other expenses totaled $115 million in the 2026 second quarter, compared to $53 million in the year-ago quarter. The increase was driven by a $68 million impairment charge recorded in connection with our sale of a U.S. & Canada hotel, which is excluded from our Adjusted results.

General and administrative expenses2 for the 2026 second quarter totaled $220 million, compared to $210 million in the year-ago quarter, reflecting higher compensation costs, driven in part by timing.

Interest expense, net, totaled $201 million in the 2026 second quarter, compared to $191 million in the year-ago quarter. The increase was primarily due to higher interest expense associated with higher debt balances, partially offset by higher interest income.

In the 2026 second quarter, the provision for income taxes totaled $278 million, compared to $291 million in the 2025 second quarter.

Marriott’s reported operating income totaled $1,229 million in the 2026 second quarter, compared to 2025 second quarter reported operating income of $1,236 million. Reported net income totaled $766 million in the 2026 second quarter, flat compared to 2025 second quarter reported net income of $763 million. Reported diluted earnings per share (EPS) totaled $2.90 in the quarter, compared to reported diluted EPS of $2.78 in the year-ago quarter.

Adjusted operating income in the 2026 second quarter totaled $1,329 million, compared to 2025 second quarter Adjusted operating income of $1,186 million. Second quarter 2026 Adjusted net income totaled $844 million, compared to 2025 second quarter Adjusted net income of $728 million. Adjusted diluted EPS in the 2026 second quarter totaled $3.19, compared to Adjusted diluted EPS of $2.65 in the year-ago quarter.

Second quarter 2026 Adjusted results excluded cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, and certain impairment charges. See the press release schedules for the calculation of Adjusted results and the manner in which the Adjusted measures are determined in this press release.
2In the 2025 fourth quarter, to enhance understanding of the company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. Please see the Income Statement Reclassification section of this press release for additional information.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,592 million in the 2026 second quarter, a 13 percent increase compared to second quarter 2025 Adjusted EBITDA of $1,415 million. See the press release schedules for the Adjusted EBITDA calculation.

Income Statement Reclassification
In the 2025 fourth quarter, to enhance understanding of the company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The expenses that were reclassified from “General, administrative, and other” are certain costs associated with our property-related fee revenues, such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses, as well as costs associated with certain third-party agreements. Please refer to the Expense Captions - As Reclassified section in the press release schedules for information about the affected expense captions, as reclassified, for each quarter and the full fiscal year of 2025.

Selected Performance Information
The company added roughly 17,900 net rooms during the quarter, including approximately 11,000 net rooms in international markets. At the end of the quarter, Marriott’s global system totaled over 10,000 properties, with nearly 1,814,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 4,186 properties with approximately 629,000 rooms, including 253 properties with over 34,000 rooms approved for development but not yet subject to signed contracts. The quarter-end pipeline included 1,757 properties with over 279,000 rooms under construction, including hotels that are in the process of converting to our system. Over half of the rooms in the quarter-end pipeline were located in international markets.

In the 2026 second quarter, worldwide RevPAR increased 3.4 percent (a 3.9 percent increase using actual dollars) compared to the 2025 second quarter. RevPAR in the U.S. & Canada increased 5.0 percent (a 5.1 percent increase using actual dollars), and RevPAR in international markets declined 0.5 percent (a 1.0 percent increase using actual dollars) compared to the 2025 second quarter.

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $16.9 billion and cash and equivalents totaled $0.5 billion, compared to $16.2 billion in debt and $0.4 billion of cash and equivalents at year-end 2025.

The company repurchased 3.0 million shares of common stock in the 2026 second quarter for $1.1 billion. Year-to-date through July 29, the company has repurchased 6.2 million shares for $2.2 billion.

Company Outlook
The company's updated outlook generally assumes the continuation of the current macroeconomic environment. The outlook includes the expected partial year incremental impact of the new terms of our recently executed agreements with JPMorgan Chase and American Express for our U.S. co-branded credit card program.

	Third Quarter 2026 vs. Third Quarter 2025	Full Year 2026 vs. Full Year 2025
Worldwide RevPAR growth	3.5% to 4.0%	3.0% to 3.5%

Year-End 2026 vs. Year-End 2025
Net rooms growth	Low end of 4.5% to 5%

($ in millions, except EPS)	Third Quarter 2026	Full Year 2026
Gross fee revenues	$1,474 to $1,483	$6,025 to $6,055
Owned, leased, and other revenue, net of owned, leased, and other expense	$30 to $40	$175 to $185
General and administrative expenses	$220 to $210	$895 to $875
Adjusted EBITDA[1,2]	$1,439 to $1,468	$5,965 to $6,025
Adjusted EPS – diluted[2,3]	$2.74 to $2.82	$11.64 to $11.81
Adjusted effective tax rate[2]	Approx. 26.7%	26.0% to 26.5%
Investment spending[4]		$1,250 to $1,350
Capital return to shareholders[5]		Over $4,500
1See the press release schedules for the Adjusted EBITDA calculations.
2Adjusted EBITDA, Adjusted EPS – diluted, and Adjusted effective tax rate for third quarter and full year 2026 do not include cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. Our outlook includes the impact of our sale of a U.S. & Canada hotel and our investment in Lefay, each of which occurred in the 2026 second quarter. Our outlook excludes any other potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. In addition, our full year 2026 outlook excludes the 2026 first half adjustments related to the Sonder termination of $2 million, an adjustment to a gain on an asset disposition of $(8) million, and an impairment charge of $(68) million recorded in connection with our sale of a U.S. & Canada hotel.
3Assumes the level of capital return to shareholders noted above.
4Investment spending includes contract acquisition costs, capital and technology expenditures, renovations at owned and leased hotels, loan advances, and other investing activities (including our investment in Lefay, which occurred in the 2026 second quarter), but excluding any potential property or brand acquisitions, which we cannot forecast with sufficient accuracy and which may be significant.
5Assumes the level of investment spending noted above and that no other asset sales, property acquisitions or brand acquisitions occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Monday, August 3, 2026, at 8:30 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at www.marriott.com/investor (click on “Events & Presentations” and click on the quarterly conference call link). A replay will be available at that same website until August 3, 2027.

The telephone dial-in number for the conference call is US Toll Free: 800-267-6316, or Global: +1 203-518-9783. The conference ID is MAR2Q26.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of August 3, 2026. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; shareholder returns; our growth prospects; our development pipeline; our Marriott Bonvoy loyalty program; property performance; our expectations about the current macroeconomic environment; our expectations about our co-branded credit card program; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our U.S. Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of compelling brands across luxury, premium, select, midscale, extended stay, and all-inclusive, with over 10,000 properties in 148 countries and territories, as of June 30, 2026. Marriott franchises, operates, and licenses hotel, residential, timeshare, yacht, outdoor, and other lodging products all around the world. The company offers Marriott Bonvoy®, its highly awarded travel platform. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the U.S. Securities and Exchange Commission, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Pilar Fernandez
Senior Director, Investor Relations
Marriott International
pilar.fernandez@marriott.com
IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER 2026 AND 2025
($ in millions except per share amounts, unaudited)

			Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2026	June 30, 2025	2026 vs. 2025
REVENUES
Franchise fees[1]	$1,023	$860	19
Base management fees	343	340	1
Incentive management fees	212	200	6
Gross fee revenues	1,578	1,400	13
Contract investment amortization[2]	(31)	(29)	(7)
Net fee revenues	1,547	1,371	13
Owned, leased, and other revenue[3]	466	441	6
Cost reimbursement revenue[4]	5,058	4,932	3
	7,071	6,744	5

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[5]*	417	363	(15)
Depreciation, amortization, and other[6]	115	53	(117)
General and administrative[7]*	220	210	(5)
Restructuring and merger-related (recoveries) charges, and other	(10)	8	225
Reimbursed expenses[4]	5,100	4,874	(5)
	5,842	5,508	(6)

OPERATING INCOME	1,229	1,236	(1)

Gains and other income, net[8]	11	5	120
Interest expense	(221)	(203)	(9)
Interest income	20	12	67
Equity in earnings[9]	5	4	25

INCOME BEFORE INCOME TAXES	1,044	1,054	(1)

Provision for income taxes	(278)	(291)	4

NET INCOME	$766	$763	0

EARNINGS PER SHARE
Earnings per share - basic	$2.90	$2.78	4
Earnings per share - diluted	$2.90	$2.78	4

Basic shares (in millions)	263.9	274.2
Diluted shares (in millions)	264.5	274.7

* The 2025 second quarter reflects the reclassification of $35 million of other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements to conform to our current presentation.

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, residential branding fees, and other brand-related fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other expense includes operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses, and other expenses, such as expenses related to our Global Design services, certain costs associated with our property-related fee revenues (such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses), and costs associated with certain third-party agreements.

[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General and administrative expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings includes our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
SECOND QUARTER YEAR-TO-DATE 2026 AND 2025
($ in millions except per share amounts, unaudited)

			Percent
	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2026	June 30, 2025	2026 vs. 2025
REVENUES
Franchise fees[1]	$1,895	$1,606	18
Base management fees	682	665	3
Incentive management fees	434	404	7
Gross fee revenues	3,011	2,675	13
Contract investment amortization[2]	(66)	(57)	(16)
Net fee revenues	2,945	2,618	12
Owned, leased, and other revenue[3]	878	802	9
Cost reimbursement revenue[4]	9,902	9,587	3
	13,725	13,007	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[5]*	794	695	(14)
Depreciation, amortization, and other[6]	169	104	(63)
General and administrative[7]*	439	419	(5)
Restructuring and merger-related (recoveries) charges, and other	(6)	9	167
Reimbursed expenses[4]	10,036	9,596	(5)
	11,432	10,823	(6)

OPERATING INCOME	2,293	2,184	5

Gains and other income, net[8]	14	3	367
Interest expense	(435)	(395)	(10)
Interest income	30	21	43
Equity in earnings[9]	—	5	(100)

INCOME BEFORE INCOME TAXES	1,902	1,818	5

Provision for income taxes	(488)	(390)	(25)

NET INCOME	$1,414	$1,428	(1)

EARNINGS PER SHARE
Earnings per share - basic	$5.34	$5.18	3
Earnings per share - diluted	$5.32	$5.17	3

Basic shares (in millions)	265.0	275.5
Diluted shares (in millions)	265.7	276.2

* The 2025 first half reflects the reclassification of $71 million of other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements to conform to our current presentation.
[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, residential branding fees, and other brand-related fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other expense includes operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses, and other expenses, such as expenses related to our Global Design services, certain costs associated with our property-related fee revenues (such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses), and costs associated with certain third-party agreements.

[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General and administrative expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings includes our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Six Months Ended
			Percent			Percent
	June 30,	June 30,	Better/	June 30,	June 30,	Better/
	2026	2025	(Worse)	2026	2025	(Worse)
Total revenues, as reported	$7,071	$6,744		$13,725	$13,007
Less: Cost reimbursement revenue	(5,058)	(4,932)		(9,902)	(9,587)
Adjusted total revenues†	2,013	1,812		3,823	3,420

Operating income, as reported	1,229	1,236		2,293	2,184
Less: Cost reimbursement revenue	(5,058)	(4,932)		(9,902)	(9,587)
Add: Reimbursed expenses	5,100	4,874		10,036	9,596
Add (Less): Restructuring and merger-related (recoveries) charges, and other	(10)	8		(6)	9
Add: Asset impairment charge[1]	68	—		68	—
Less: Adjustments related to Sonder Termination[2]	—	—		(2)	—
Adjusted operating income†	1,329	1,186	12	2,487	2,202	13

Operating income margin	17%	18%		17%	17%
Adjusted operating income margin†	66%	65%		65%	64%

Net income, as reported	766	763		1,414	1,428
Less: Cost reimbursement revenue	(5,058)	(4,932)		(9,902)	(9,587)
Add: Reimbursed expenses	5,100	4,874		10,036	9,596
Add (Less): Restructuring and merger-related (recoveries) charges, and other	(10)	8		(6)	9
Add: Asset impairment charge[1]	68	—		68	—
Less: Adjustments related to Sonder Termination[2]	—	—		(2)	—
Add: Adjustment to gain on investee’s asset disposition[3]	—	—		8	—
Income tax effect of above adjustments	(22)	18		(46)	1
Less: Income tax special items	—	(3)		—	(74)
Adjusted net income†	$844	$728	16	$1,570	$1,373	14

Diluted earnings per share, as reported	$2.90	$2.78		$5.32	$5.17
Adjusted diluted earnings per share†	$3.19	$2.65	20	$5.91	$4.97	19

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Impairment related to our sale of a U.S. & Canada hotel reported in Depreciation, amortization, and other.

[2] Adjustments related to the termination of our licensing agreement with Sonder Holdings Inc. (the “Sonder Termination”) reported in Owned, leased, and other expense.

[3] Adjustment to gain on investee’s asset disposition reported in Equity in earnings.

MARRIOTT INTERNATIONAL, INC.
EXPENSE CAPTIONS - AS RECLASSIFIED
QUARTERLY AND FULL YEAR 2025
($ in millions)

In the 2025 fourth quarter, to enhance understanding of the company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The expenses that were reclassified from “General, administrative, and other” are certain costs associated with our property-related fee revenues, such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses, as well as costs associated with certain third-party agreements. The following table includes the affected expense captions, as reclassified, for each quarter and the full fiscal year of 2025.

	Fiscal Year 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Owned, leased, and other revenue	$361	$441	$420	$457	$1,679
Owned, leased, and other expense	332	363	350	416	1,461
Owned, leased, and other revenue, net of owned, leased, and other expense	$29	$78	$70	$41	$218

General and administrative	$209	$210	$210	$241	$870

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of June 30, 2026

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	5,921	884,304	2,018	339,046	7,939	1,223,350
Courtyard by Marriott	943	127,158	146	27,070	1,089	154,228
Fairfield by Marriott	1,202	113,564	141	20,448	1,343	134,012
Residence Inn by Marriott	839	100,238	43	5,289	882	105,527
Marriott Hotels	240	76,464	87	24,026	327	100,490
Autograph Collection	165	36,970	178	34,770	343	71,740
SpringHill Suites by Marriott	577	67,779	—	—	577	67,779
Sheraton	134	41,433	90	25,141	224	66,574
TownePlace Suites by Marriott	590	59,212	—	—	590	59,212
Four Points by Sheraton	147	21,020	173	31,015	320	52,035
Westin	97	33,215	34	10,182	131	43,397
AC Hotels by Marriott	139	23,059	109	16,055	248	39,114
Tribute Portfolio	112	20,761	76	11,231	188	31,992
Moxy Hotels	49	8,408	118	22,268	167	30,676
Aloft by Marriott	167	23,905	33	6,357	200	30,262
Renaissance Hotels	72	19,853	33	8,594	105	28,447
MGM Collection with Marriott Bonvoy	12	26,210	—	—	12	26,210
Delta Hotels by Marriott	70	15,864	43	8,123	113	23,987
Timeshare*	73	18,949	22	3,963	95	22,912
The Luxury Collection	17	8,245	68	14,458	85	22,703
City Express by Marriott	28	2,460	155	18,335	183	20,795
Design Hotels*	34	3,179	221	14,075	255	17,254
Element by Marriott	105	14,066	7	1,043	112	15,109
Le Méridien	23	5,123	31	8,636	54	13,759
JW Marriott	14	6,797	16	4,279	30	11,076
citizenM	17	4,604	19	3,938	36	8,542
Four Points Flex by Sheraton	—	—	60	8,536	60	8,536
Series by Marriott	5	550	53	3,932	58	4,482
Protea Hotels by Marriott	—	—	38	3,371	38	3,371
Marriott Executive Apartments	—	—	10	1,947	10	1,947
Outdoor Collection by Marriott Bonvoy	34	1,771	—	—	34	1,771
W Hotels	1	1,117	2	464	3	1,581
StudioRes by Marriott	12	1,488	—	—	12	1,488
Apartments by Marriott Bonvoy	2	413	4	302	6	715
The Ritz-Carlton	1	429	2	262	3	691
The Ritz-Carlton Yacht Collection*	—	—	3	603	3	603
St. Regis	—	—	1	172	1	172
Bvlgari	—	—	2	161	2	161
Owned/Leased	13	4,466	37	8,867	50	13,333
Sheraton	1	1,218	3	1,724	4	2,942
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard by Marriott	7	987	4	894	11	1,881
W Hotels	2	765	2	665	4	1,430
Protea Hotels by Marriott	—	—	5	912	5	912
JW Marriott	—	—	2	696	2	696
The Ritz-Carlton	—	—	2	548	2	548
Renaissance Hotels	—	—	2	505	2	505
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	360	5	360
Residence Inn by Marriott	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of June 30, 2026

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	558	202,722	1,389	357,727	1,947	560,449
Marriott Hotels	97	55,403	194	61,179	291	116,582
Sheraton	23	18,928	178	57,080	201	76,008
Courtyard by Marriott	134	21,936	137	29,941	271	51,877
Westin	40	22,354	80	24,174	120	46,528
JW Marriott	22	12,725	77	26,525	99	39,250
The Ritz-Carlton	42	12,797	80	18,443	122	31,240
Four Points by Sheraton	1	134	96	25,337	97	25,471
Renaissance Hotels	20	8,657	53	16,533	73	25,190
Le Méridien	—	—	70	18,646	70	18,646
W Hotels	19	5,163	46	12,023	65	17,186
St. Regis	13	2,564	53	11,503	66	14,067
Gaylord Hotels	7	11,820	—	—	7	11,820
Residence Inn by Marriott	63	10,604	9	1,102	72	11,706
The Luxury Collection	6	2,316	42	8,335	48	10,651
Aloft by Marriott	2	505	42	9,591	44	10,096
Fairfield by Marriott	3	698	57	8,761	60	9,459
Delta Hotels by Marriott	24	6,623	5	1,179	29	7,802
Autograph Collection	12	3,418	19	3,379	31	6,797
Marriott Executive Apartments	—	—	41	5,932	41	5,932
AC Hotels by Marriott	8	1,512	18	3,328	26	4,840
EDITION	5	1,379	18	3,389	23	4,768
Element by Marriott	3	810	14	2,712	17	3,522
Moxy Hotels	1	380	15	3,099	16	3,479
Protea Hotels by Marriott	—	—	22	2,738	22	2,738
Tribute Portfolio	—	—	13	1,595	13	1,595
SpringHill Suites by Marriott	9	1,381	—	—	9	1,381
Bvlgari	—	—	7	646	7	646
TownePlace Suites by Marriott	4	615	—	—	4	615
citizenM	—	—	2	477	2	477
Apartments by Marriott Bonvoy	—	—	1	80	1	80
Residences	74	7,866	72	8,700	146	16,566
The Ritz-Carlton Residences	46	5,150	23	1,928	69	7,078
St. Regis Residences	11	1,279	14	1,916	25	3,195
W Residences	8	795	8	768	16	1,563
Marriott Residences	—	—	5	1,283	5	1,283
JW Marriott Residences	1	91	4	1,055	5	1,146
Westin Residences	3	266	3	413	6	679
Bvlgari Residences	—	—	5	526	5	526
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	2	85	3	176
Tribute Portfolio Residences	—	—	1	137	1	137
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	1	10	4	92
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	2	45	2	45
Grand Total	6,566	1,099,358	3,516	714,340	10,082	1,813,698

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of June 30, 2026

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	212	61,785	484	110,003	696	171,788
JW Marriott	36	19,522	95	31,500	131	51,022
JW Marriott Residences	1	91	4	1,055	5	1,146
The Luxury Collection	23	10,561	113	23,176	136	33,737
The Luxury Collection Residences	1	91	2	85	3	176
The Ritz-Carlton	43	13,226	84	19,253	127	32,479
The Ritz-Carlton Residences	46	5,150	23	1,928	69	7,078
The Ritz-Carlton Yacht Collection*	—	—	3	603	3	603
W Hotels	22	7,045	50	13,152	72	20,197
W Residences	8	795	8	768	16	1,563
St. Regis	13	2,564	55	11,835	68	14,399
St. Regis Residences	11	1,279	14	1,916	25	3,195
EDITION	5	1,379	18	3,389	23	4,768
EDITION Residences	3	82	1	10	4	92
Bvlgari	—	—	9	807	9	807
Bvlgari Residences	—	—	5	526	5	526
Premium	1,225	411,359	1,493	343,685	2,718	755,044
Marriott Hotels	339	133,171	286	86,836	625	220,007
Marriott Residences	—	—	5	1,283	5	1,283
Sheraton	158	61,579	271	83,945	429	145,524
Sheraton Residences	—	—	3	472	3	472
Westin	137	55,569	114	34,356	251	89,925
Westin Residences	3	266	3	413	6	679
Autograph Collection	177	40,388	202	38,509	379	78,897
Autograph Collection Residences	—	—	2	45	2	45
Renaissance Hotels	92	28,510	88	25,632	180	54,142
Renaissance Residences	1	112	—	—	1	112
Tribute Portfolio	112	20,761	91	13,075	203	33,836
Tribute Portfolio Residences	—	—	1	137	1	137
Le Méridien	23	5,123	101	27,282	124	32,405
Le Méridien Residences	—	—	1	62	1	62
Delta Hotels by Marriott	94	22,487	48	9,302	142	31,789
MGM Collection with Marriott Bonvoy	12	26,210	—	—	12	26,210
Design Hotels*	34	3,179	221	14,075	255	17,254
Gaylord Hotels	7	11,820	—	—	7	11,820
Marriott Executive Apartments	—	—	51	7,879	51	7,879
Outdoor Collection by Marriott Bonvoy **	34	1,771	—	—	34	1,771
Apartments by Marriott Bonvoy	2	413	5	382	7	795
Select	5,011	602,767	1,249	225,886	6,260	828,653
Courtyard by Marriott	1,084	150,081	287	57,905	1,371	207,986
Fairfield by Marriott	1,205	114,262	198	29,209	1,403	143,471
Residence Inn by Marriott	903	111,034	53	6,531	956	117,565
Four Points by Sheraton	148	21,154	269	56,352	417	77,506
SpringHill Suites by Marriott	586	69,160	—	—	586	69,160
TownePlace Suites by Marriott	594	59,827	—	—	594	59,827
AC Hotels by Marriott	147	24,571	127	19,383	274	43,954
Aloft by Marriott	169	24,410	75	15,948	244	40,358
Moxy Hotels	50	8,788	133	25,367	183	34,155
Element by Marriott	108	14,876	21	3,755	129	18,631
citizenM	17	4,604	21	4,415	38	9,019
Protea Hotels by Marriott	—	—	65	7,021	65	7,021

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of June 30, 2026

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Midscale	45	4,498	268	30,803	313	35,301
City Express by Marriott	28	2,460	155	18,335	183	20,795
Four Points Flex by Sheraton	—	—	60	8,536	60	8,536
Series by Marriott **	5	550	53	3,932	58	4,482
StudioRes by Marriott	12	1,488	—	—	12	1,488
Timeshare*	73	18,949	22	3,963	95	22,912
Grand Total	6,566	1,099,358	3,516	714,340	10,082	1,813,698

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
 ** The Outdoor Collection by Marriott Bonvoy includes properties under both the Premium and Select quality tiers. Series by Marriott includes properties under both the Select and Midscale quality tiers.

Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$278.37	7.1%	74.6%	1.5%	pts.	$373.15	4.9%
The Ritz-Carlton	$418.33	9.8%	69.6%	1.4%	pts.	$601.00	7.5%
W Hotels	$295.67	8.9%	71.7%	-0.2%	pts.	$412.25	9.2%
Composite US & Canada Luxury[1]	$357.49	9.5%	72.0%	0.9%	pts.	$496.46	8.1%
Marriott Hotels	$200.38	5.9%	74.0%	0.8%	pts.	$270.77	4.7%
Sheraton	$186.20	5.3%	72.2%	1.0%	pts.	$258.04	3.9%
Westin	$215.44	4.2%	73.8%	-0.1%	pts.	$292.01	4.4%
Composite US & Canada Premium[2]	$198.56	5.8%	73.5%	0.6%	pts.	$270.14	5.0%
US & Canada Full-Service[3]	$232.94	7.0%	73.2%	0.6%	pts.	$318.31	6.1%
Courtyard by Marriott	$127.84	4.8%	71.3%	-0.1%	pts.	$179.30	5.0%
Residence Inn by Marriott	$167.76	4.7%	79.7%	0.0%	pts.	$210.42	4.6%
Composite US & Canada Select[4]	$146.22	5.1%	74.7%	0.0%	pts.	$195.84	5.1%
US & Canada - All[5]	$214.20	6.7%	73.5%	0.5%	pts.	$291.43	6.0%

Comparable Systemwide US & Canada Properties
	Three Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$264.85	6.9%	75.2%	1.0%	pts.	$352.00	5.5%
The Ritz-Carlton	$418.33	9.9%	70.3%	1.5%	pts.	$595.47	7.5%
W Hotels	$295.67	8.9%	71.7%	-0.2%	pts.	$412.25	9.2%
Composite US & Canada Luxury[1]	$335.56	9.1%	73.1%	0.8%	pts.	$458.89	7.9%
Marriott Hotels	$164.72	4.7%	72.2%	0.1%	pts.	$228.28	4.5%
Sheraton	$152.12	4.5%	72.2%	0.3%	pts.	$210.82	4.1%
Westin	$185.44	3.6%	73.6%	-0.2%	pts.	$251.80	3.8%
Composite US & Canada Premium[2]	$168.22	5.0%	72.3%	0.2%	pts.	$232.71	4.7%
US & Canada Full-Service[3]	$186.44	5.8%	72.4%	0.3%	pts.	$257.60	5.4%
Courtyard by Marriott	$125.12	4.3%	72.2%	-0.1%	pts.	$173.30	4.4%
Residence Inn by Marriott	$145.22	4.6%	80.1%	0.6%	pts.	$181.32	3.9%
Fairfield by Marriott	$105.40	3.9%	72.8%	0.1%	pts.	$144.68	3.7%
Composite US & Canada Select[4]	$125.86	4.4%	75.1%	0.2%	pts.	$167.61	4.1%
US & Canada - All[5]	$150.10	5.0%	74.0%	0.2%	pts.	$202.82	4.7%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft by Marriott, Element by Marriott, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Six Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$283.69	5.9%	74.2%	1.0%	pts.	$382.29	4.5%
The Ritz-Carlton	$424.18	7.8%	68.6%	1.3%	pts.	$618.19	5.8%
W Hotels	$293.35	10.8%	69.4%	1.4%	pts.	$422.64	8.5%
Composite US & Canada Luxury[1]	$366.94	8.4%	71.1%	1.0%	pts.	$515.96	6.8%
Marriott Hotels	$189.62	5.1%	70.8%	0.5%	pts.	$267.86	4.3%
Sheraton	$174.71	3.2%	69.2%	0.5%	pts.	$252.55	2.4%
Westin	$196.61	4.4%	70.6%	0.5%	pts.	$278.41	3.6%
Composite US & Canada Premium[2]	$186.43	4.7%	70.4%	0.4%	pts.	$264.97	4.1%
US & Canada Full-Service[3]	$225.48	6.0%	70.5%	0.5%	pts.	$319.72	5.2%
Courtyard by Marriott	$118.26	3.6%	67.1%	-0.1%	pts.	$176.12	3.7%
Residence Inn by Marriott	$159.21	3.5%	76.5%	0.2%	pts.	$208.01	3.1%
Composite US & Canada Select[4]	$136.77	3.9%	71.0%	0.2%	pts.	$192.76	3.7%
US & Canada - All[5]	$206.31	5.7%	70.6%	0.5%	pts.	$292.16	5.0%

Comparable Systemwide US & Canada Properties
	Six Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$267.89	5.7%	74.2%	0.7%	pts.	$360.80	4.7%
The Ritz-Carlton	$419.62	7.8%	68.8%	1.3%	pts.	$609.82	5.8%
W Hotels	$293.35	10.8%	69.4%	1.4%	pts.	$422.64	8.5%
Composite US & Canada Luxury[1]	$338.04	7.9%	71.7%	0.8%	pts.	$471.72	6.6%
Marriott Hotels	$153.89	4.4%	68.6%	0.4%	pts.	$224.25	3.8%
Sheraton	$138.80	3.7%	68.2%	0.6%	pts.	$203.42	2.8%
Westin	$174.33	3.3%	70.6%	0.0%	pts.	$247.08	3.3%
Composite US & Canada Premium[2]	$156.91	4.5%	68.9%	0.4%	pts.	$227.90	3.9%
US & Canada Full-Service[3]	$176.64	5.2%	69.2%	0.5%	pts.	$255.41	4.5%
Courtyard by Marriott	$113.68	4.0%	67.9%	0.2%	pts.	$167.52	3.7%
Residence Inn by Marriott	$133.75	3.7%	76.4%	0.7%	pts.	$175.06	2.8%
Fairfield by Marriott	$94.29	3.5%	67.8%	0.2%	pts.	$139.08	3.2%
Composite US & Canada Select[4]	$115.02	4.0%	71.0%	0.5%	pts.	$162.01	3.3%
US & Canada - All[5]	$139.67	4.6%	70.3%	0.5%	pts.	$198.79	3.9%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft by Marriott, Element by Marriott, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$285.72	5.1%	76.6%	0.2%	pts.	$373.06	4.8%
Middle East & Africa	$84.30	-35.1%	49.5%	-17.3%	pts.	$170.21	-12.4%
Greater China	$81.07	2.6%	68.8%	0.1%	pts.	$117.83	2.6%
Asia Pacific excluding China	$118.70	5.2%	70.0%	2.2%	pts.	$169.60	1.8%
Caribbean & Latin America	$193.39	0.9%	63.7%	0.4%	pts.	$303.69	0.2%

International - All[1]	$120.46	-2.9%	66.4%	-2.1%	pts.	$181.36	0.3%

Worldwide[2]	$158.08	2.1%	69.3%	-1.1%	pts.	$228.23	3.7%

Comparable Systemwide International Properties
	Three Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$185.95	4.2%	75.6%	1.2%	pts.	$245.98	2.6%
Middle East & Africa	$80.48	-33.1%	50.5%	-15.8%	pts.	$159.44	-12.1%
Greater China	$72.95	3.2%	67.3%	0.7%	pts.	$108.44	2.1%
Asia Pacific excluding China	$119.46	5.3%	70.4%	2.3%	pts.	$169.76	1.8%
Caribbean & Latin America	$111.99	3.0%	60.3%	1.3%	pts.	$185.85	0.7%

International - All[1]	$116.76	-0.5%	67.1%	-0.7%	pts.	$174.10	0.6%

Worldwide[2]	$138.74	3.4%	71.6%	-0.1%	pts.	$193.66	3.5%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Six Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$231.59	6.0%	68.9%	-0.1%	pts.	$335.92	6.1%
Middle East & Africa	$111.59	-18.1%	55.8%	-11.9%	pts.	$199.84	-0.6%
Greater China	$80.62	4.4%	67.1%	0.6%	pts.	$120.10	3.4%
Asia Pacific excluding China	$127.45	6.4%	70.7%	2.4%	pts.	$180.21	2.9%
Caribbean & Latin America	$224.33	0.0%	66.3%	0.2%	pts.	$338.30	-0.2%

International - All[1]	$123.69	0.6%	66.5%	-1.0%	pts.	$186.11	2.2%

Worldwide[2]	$156.88	3.2%	68.1%	-0.4%	pts.	$230.27	3.9%

Comparable Systemwide International Properties
	Six Months Ended June 30, 2026 and June 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$152.76	5.2%	68.5%	1.4%	pts.	$223.15	3.1%
Middle East & Africa	$104.76	-16.9%	56.0%	-10.7%	pts.	$187.00	-1.0%
Greater China	$72.15	4.5%	65.3%	0.9%	pts.	$110.47	3.0%
Asia Pacific excluding China	$125.43	6.5%	70.4%	2.4%	pts.	$178.12	2.9%
Caribbean & Latin America	$125.50	2.4%	61.6%	1.4%	pts.	$203.79	0.2%

International - All[1]	$114.56	2.0%	65.7%	0.0%	pts.	$174.48	2.0%

Worldwide[2]	$131.14	3.8%	68.7%	0.3%	pts.	$190.89	3.3%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2026
	First Quarter	Second Quarter	Total
Net income, as reported[1]	$648	$766	$1,414
Cost reimbursement revenue	(4,844)	(5,058)	(9,902)
Reimbursed expenses	4,936	5,100	10,036
Interest expense	214	221	435
Interest expense from unconsolidated joint ventures	2	2	4
Provision for income taxes	210	278	488
Depreciation, amortization, and other[1]	54	115	169
Contract investment amortization	35	31	66
Depreciation and amortization classified in reimbursed expenses	73	76	149
Depreciation, amortization, and impairments from unconsolidated joint ventures	3	5	8
Stock-based compensation	57	66	123
Restructuring and merger-related charges (recoveries), and other	4	(10)	(6)
Adjustments related to Sonder Termination	(2)	—	(2)
Adjustment to gain on investee’s asset disposition	8	—	8
Adjusted EBITDA†	$1,398	$1,592	$2,990

Change from 2025 Adjusted EBITDA†	15%	13%	14%

	Fiscal Year 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$665	$763	$728	$445	$2,601
Cost reimbursement revenue	(4,655)	(4,932)	(4,760)	(4,857)	(19,204)
Reimbursed expenses	4,722	4,874	4,739	5,168	19,503
Interest expense	192	203	206	208	809
Interest expense from unconsolidated joint ventures	1	3	2	1	7
Provision for income taxes	99	291	266	137	793
Depreciation, amortization, and other	51	53	50	59	213
Contract investment amortization	28	29	29	49	135
Depreciation and amortization classified in reimbursed expenses	57	61	64	69	251
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4	4	6	18
Stock-based compensation	52	58	61	65	236
Restructuring and merger-related charges (recoveries), and other	1	8	(40)	29	(2)
Expenses related to Sonder Termination	—	—	—	23	23
Adjusted EBITDA†	$1,217	$1,415	$1,349	$1,402	$5,383

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Includes our 2026 second quarter impairment charge of $68 million related to our sale of a U.S. & Canada hotel.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
THIRD QUARTER 2026
($ in millions)

	Range
	Estimated Third Quarter 2026		Third Quarter 2025
Net income excluding certain items[1]	$718	$740
Interest expense	227	227
Interest expense from unconsolidated joint ventures	1	1
Provision for income taxes	262	269
Depreciation, amortization, and other	51	51
Contract investment amortization	35	35
Depreciation and amortization classified in reimbursed expenses	78	78
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	5
Stock-based compensation	62	62
Adjusted EBITDA†	$1,439	$1,468	$1,349

Increase over 2025 Adjusted EBITDA†	7%	9%

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Forecast excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Forecast includes the impact of our sale of a U.S. & Canada hotel and our investment in Lefay, each of which occurred in the 2026 second quarter. Forecast does not reflect any other potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2026
($ in millions)

	Range
	Estimated Full Year 2026		Full Year 2025
Net income excluding certain items[1,2]	$3,007	$3,051
Interest expense	898	898
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	1,057	1,073
Depreciation, amortization, and other[2]	275	275
Contract investment amortization	137	137
Depreciation and amortization classified in reimbursed expenses	307	307
Depreciation, amortization, and impairments from unconsolidated joint ventures	19	19
Stock-based compensation	252	252
Adjustments related to Sonder Termination	(2)	(2)
Adjustment to gain on investee’s asset disposition	8	8
Adjusted EBITDA†	$5,965	$6,025	$5,383

Increase over 2025 Adjusted EBITDA†	11%	12%

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Forecast excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Forecast includes the impact of our sale of a U.S. & Canada hotel and our investment in Lefay, each of which occurred in the 2026 second quarter. Forecast does not reflect any other potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

[2] Includes our 2026 second quarter impairment charge of $68 million related to the sale of a U.S. & Canada hotel.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “Adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses. When applicable, Adjusted operating income also excludes certain non-cash impairment charges as well as impairment charges and expenses/adjustments related to the Sonder Termination. Adjusted total revenues excludes cost reimbursement revenue as well as, when applicable, certain non-cash impairment charges and impairment charges related to the Sonder Termination. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Adjusted Effective Tax Rate. Adjusted net income, Adjusted diluted earnings per share, and Adjusted effective tax rate reflect our net income, diluted earnings per share, and effective tax rate, respectively, excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related recoveries/charges, and other expenses, as well as, when applicable, certain non-cash impairment charges, gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold), and impairment charges and expenses/adjustments related to the Sonder Termination. Additionally, Adjusted net income, Adjusted diluted earnings per share, and Adjusted effective tax rate exclude the income tax effect of the above items (calculated using an estimated tax rate applicable to each item) and income tax special items, which in 2025 primarily related to the release of tax reserves. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization (including non-cash impairment charges), provision for income taxes, restructuring and merger-related recoveries/charges, and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold). In addition, Adjusted EBITDA excludes impairment charges and expenses/adjustments related to the Sonder Termination.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, Adjusted effective tax rate, and Adjusted EBITDA, we exclude restructuring and merger-related recoveries/charges as well as charges related to legal proceedings that are outside of the ordinary course of our business, both of which we record in the “Restructuring and merger-related (recoveries) charges, and other” caption of our Consolidated Statements of Income (our “Income Statements”). We also exclude 2025 fourth quarter impairment charges and expenses as well as subsequent adjustments related to the Sonder Termination, which we record in the “Contract investment amortization” and “Owned, leased, and other expense” captions of our Income Statements, as they are related to the cessation of operations of an entire brand, which is a nonrecurring event. In addition, we exclude non-cash impairment charges (if above a specified threshold) related to our franchise and management contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in (losses) earnings” captions of our Income Statements. These adjustments allow for period-over-period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties, and for which we receive reimbursement under our agreements with hotel owners and certain other counterparties with no added mark-up. We do not operate these property-level and centralized programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners and certain other counterparties, we do not seek a mark-up. For property-level services, we recognize cost reimbursement revenue at the same time that we incur expenses, and property-level services have no net impact on our Income Statements in the reporting period. However, for centralized programs and services, we may be reimbursed before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners and certain other counterparties in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from hotel owners and certain other counterparties to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by total rooms available for the period, is a meaningful indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding the performance of hotels in our system as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as hotels in our system that were open and operating under one of our brands since the beginning of the last full calendar year (since January 1, 2025 for the current period) and have not, in either the current or previous year: (1) undergone significant room or public space renovations or expansions, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, residences, timeshare, and all-inclusive properties.

We use the term “hotel owners” throughout these schedules to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to franchise agreements, management agreements, license agreements, or similar arrangements, and we use the term “hotels in our system” to refer to hotels and other lodging offerings operating in our system pursuant to such arrangements, as well as hotels that we own or lease. The terms “hotel owners” and “hotels in our system” exclude Homes & Villas by Marriott BonvoySM (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.